Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended June 30, 2012 and 2011, March 31, 2012 and 2011

and the Six-Month Periods Ended June 30, 2012 and 2011

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2012
Composite Materials	$172.4	$67.2	$77.1	$316.7
Engineered Products	61.1	20.9	0.5	82.5
Total	$233.5	$88.1	$77.6	$399.2
	59%	22%	19%	100%

First Quarter 2012
Composite Materials	$179.5	$63.9	$72.8	$316.2
Engineered Products	62.8	21.0	0.1	83.9
Total	$242.3	$84.9	$72.9	$400.1
	61%	21%	18%	100%

Second Quarter 2011
Composite Materials	$150.9	$62.5	$63.4	$276.8
Engineered Products	56.9	19.2	0.8	76.9
Total	$207.8	$81.7	$64.2	$353.7
	59%	23%	18%	100%

First Quarter 2011
Composite Materials	$143.2	$59.9	$53.2	$256.3
Engineered Products	54.4	19.8	1.1	75.3
Total	$197.6	$79.7	$54.3	$331.6
	60%	24%	16%	100%

Year to date June 30, 2012
Composite Materials	$351.9	$131.1	$149.9	$632.9
Engineered Products	123.9	41.9	0.6	166.4
Total	$475.8	$173.0	$150.5	$799.3
	59%	22%	19%	100%

Year to date June 30, 2011
Composite Materials	$294.1	$122.4	$116.6	$533.1
Engineered Products	111.3	39.0	1.9	152.2
Total	$405.4	$161.4	$118.5	$685.3
	59%	24%	17%	100%